Exhibit 99.1

Contact:

Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486

EQUUS ANNOUNCES RESULTS OF

ANNUAL SHAREHOLDER MEETING

AND RE-APPOINTMENT OF DIRECTOR

HOUSTON, TX – June 30, 2017 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Company”) announced the results of the Company’s Annual Meeting of Stockholders which took place on Wednesday, June 28, 2017. The purpose of the meeting was to consider and approve the following three proposals:

(i)  elect the following four director nominees, each for a term of one year:

•	Fraser Atkinson;
•	Henry W. Hankinson;
•	John A. Hardy; and
•	Robert L. Knauss;

(ii)  ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent auditor for the fiscal year ended December 31, 2017; and

(iii) approve on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2016.

Holders of 88.73% of the Company’s outstanding shares were present in person or represented by proxy at the Annual Meeting and approved the election of the four director nominees, the appointment of BDO for fiscal year 2017, and the compensation paid to the Company’s named executive officers in 2016 (non-binding). The specific voting results of the Annual Meeting are set forth in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Following the Annual Meeting, the Board of Directors expanded the number of directorships to five individuals and re-appointed Kenneth I. Denos to fill the vacancy. Mr. Denos had been a member of the Board from June 2008 until the Annual Meeting. He was not a nominee for re-election as a director at the Annual Meeting due to the anticipated acquisition of U.S. Gas & Electric, Inc. by the Company, which transaction was terminated on May 30, 2017.

About Equus

The Company is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Company may be obtained from the Company’s website at www.equuscap.com.

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This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.